Exhibit 10.2

SEPARATION AND RELEASE OF CLAIMS AGREEMENT (this “Agreement”) dated May 16, 2025 (the “Execution Date”) by and between FORWARD INDUSTRIES, INC., a New York Corporation (the “Employer”), on behalf of itself, its parents, subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the “Employer Group”), and TERENCE WISE (the “Employee”), residing at 34 Eaton Mews North, London SW1X 8AS, U.K. (the Employer and the Employee are collectively referred to as the “Parties”).

WHEREAS, Employee is the Chief Executive Officer of Employer pursuant to an Employment Agreement (“Employment Agreement”) dated May 16, 2018;

WHEREAS, Employee is the sole owner and Chairman of the Board of Directors and the Chief Executive Officer of Forward Industries (Asia-Pacific) Corporation (“Buyer”);

WHEREAS, simultaneous with the execution and delivery of this Agreement, Employer, Buyer and Employee are executing and delivering that certain transaction agreement dated as of an event date herewith, pursuant to which Buyer will acquire substantially all of the assets of Employer’s OEM division and all of the issued and outstanding shares of Forward (Switzerland) GmbH (such divested business, the “Divested Business,” such entity, “Forward Switzerland” and such transaction agreement, the “Transaction Agreement”);

WHEREAS, pursuant to the Transaction Agreement, Employee is to deliver a letter of resignation and this Agreement to Employer;

WHEREAS, Employee acknowledges and agrees that Employee has received or will receive substantial consideration directly as a result of the Transaction Agreement;

WHEREAS, Employee has agreed to enter this Agreement as a condition of the closing of the Transaction Agreement;

WHEREAS, Employee agrees and acknowledges that the execution and delivery of this Agreement is a material and critical inducement to the willingness of Employer to enter into the Transaction Agreement;

WHEREAS, Employee desires to continue in his offices of Buyer, Forward Switzerland and their applicable affiliates and subsidiaries after consummation of the Transaction Agreement and resignation from Employer;

WHEREAS, the Parties agree to amicably end the Employment Agreement;

1

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, receipt of which is hereby acknowledged, Employee, intending to be legally bound, agrees as follows:

The Employee’s last day of employment with the Employer is the date hereof (the “Separation Date”). Employee will submit a letter of resignation pursuant to the Transaction Agreement. After the Separation Date, the Employee will not represent that the Employee is an employee, officer, attorney, agent, director or representative of the Employer Group for any purpose. The Separation Date is the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Employer Group, including coverage under any benefit plans or programs sponsored by the Employer Group, as of the Separation Date, except as otherwise provided in this Agreement.

1. Return of Property. By the Separation Date, the Employee must return all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files and storage devices, physical files, and any other Employer Group property in the Employee’s possession. The Employee further acknowledges and agrees that the Employee no longer has access to and does not claim ownership of any of the Employer Group’s cloud storage or social media accounts.

2. Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee:

(a) has not filed any complaints or lawsuits against the Employer Group with any state or federal court or arbitration forum before executing this Agreement. For the avoidance of doubt, this representation does not include, and the Employee is not required to disclose to the Employer, any claims, complaints, or communications to the Securities and Exchange Commission (SEC), the National Labor Relations Board (NLRB), the Equal Employment Opportunity Commission (EEOC), the Occupational Safety and Health Administration (OSHA), or any other federal, state, or local governmental regulatory or law enforcement agency (“Government Agencies”);

(b) has not made any claims or allegations to the Employer Group related to sexual harassment, sex discrimination, or sexual assault or abuse, and that none of the payments set forth in this Agreement are related to any such claims or allegations;

(c) has been properly paid for all hours worked for the Employer Group; and

(d) has received all salary, wages, commissions, bonuses, and other compensation due to the Employee, including the Employee’s final payroll check for through and including the Separation Date.

2

3. Separation Benefits. As consideration for the Employee’s execution of, non-revocation of, and compliance with this Agreement, including the Employee’s waiver and release of claims in Section 4 and other post-termination obligations, the Employer Group agrees to provide the following benefits to which the Employee is not otherwise entitled:

(a) Employer will enter into the Transaction Agreement with Employee/Principal and Buyer. Employee/Principal and Buyer will receive the consideration outlined in the Transaction Agreement, including, but not limited to, Cash Payments. Employee will be permitted to work for Buyer, Forward Switzerland and their affiliates and subsidiaries and Employee’s existing restrictive covenants contained in the Employment Agreement shall be so modified as to allow Employee to continue and maintain for the benefit of Buyer those business relationships of Sellers existing prior to the Closing related to the Divested Business. Employee hereby acknowledges that the consideration provided herein and in the Transaction Agreement and the modification of the restrictive covenants are consideration for Employee to enter into this Separation Agreement.

(b) Employee agrees to direct all requests for references to Employer’s Human Resources Department. In response to a request for a reference, Employer Group shall provide only Employee’s dates of employment and job title and, if requested and authorized by the Employee in writing, the Employee’s last salary or rate of pay.

The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement, including the general release and restrictive covenants contained in it. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement. In particular, Employee understands, acknowledges, and agrees that this Agreement and the consideration referenced herein supersedes any separation benefit Employee would otherwise be entitled to under the Employment Agreement, including, but not limited to any Salary, unused vacation days, unpaid benefits, any stock options, grants of Common Stock, restricted share grants or any other benefits under any of the Company’s compensation plans. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Employer Group to provide these or other benefits to any individuals other than the Employee.

4. Release.

(a) Employee’s General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement and in the Transaction Agreement, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer Group, including each member of the Employer Group’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, and partners, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee’s execution of this Agreement, including, but not limited to:

(i) any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

3

(ii) any and all claims under the New York State Human Rights Law (NYSHRL), the New York Labor Law (NYLL) (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law and paid sick leave requirements), the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York City Human Rights Law (NYCHRL), as amended by the New York City Pregnant Workers Fairness Act, and the New York City Paid Safe and Sick Leave Law all including any amendments and their respective implementing regulations, the Florida Civil Rights Act, the Florida Whistleblower Protection Act, the Florida Workers Compensation Retaliation provision, the Florida Minimum Wage Act, the Florida Fair Housing Act and Article X, Section 24 of the Florida Constitution and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(iii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, severance, unvested stock options, grants of Common Stock, restricted share grants or other benefits under any of the Company’s compensation plans that may be legally waived and released;

(iv) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, violation of biometric and data privacy laws, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress;

(v) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties; and

(vi) indemnification rights the Employee has against the Employer Group.

The Releasors specifically waive the protections of California Civil Code Section 1542, which states: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation; (B) any right to file an unfair labor practice (ULP) charge under the National Labor Relations Act or participate or assist in proceedings before the National Labor Relations Board (NLRB); (C) claims arising after the Effective Date; (D) the Employee’s rights to indemnification as provided by, and in accordance with the terms of, the Employer’s by-laws or other organization documents or policies, any Employer insurance policy (including, but not limited to, directors and officers liability insurance) providing such coverage and applicable law; (E) the Employee’s right to enforce this Agreement or the Transaction Agreement and the other agreements described in and related thereto.

4

This general release and waiver of claims also excludes, and the Employee does not waive, release, or discharge: (AA) the right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by or before, or provide information to any Government Agencies about workplace conditions or a possible violation of law, without the need to provide advance notice to the Employer Group; and (BB) the right to seek or receive a monetary award from a government-administered whistleblower award program, except that the Employee waives any right to monetary relief related to any administrative charge or complaint with the Equal Employment Opportunity Commission (EEOC) or any state or local fair employment practices agency. “Government Agencies” has the meaning as defined in Section 2(a).

(b) Specific Release of ADEA Claims

In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee’s execution of this Agreement, arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:

(i) the Employee has read this Agreement in its entirety and understands all of its terms;

(ii) by this Agreement, the Employee has been advised in writing to consult with an attorney of the Employee’s choosing and has consulted with such counsel as the Employee believed was necessary before signing this Agreement;

(iii) the Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

(iv) the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

(v) the Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period;

(vi) the Employee understands that the Employee has seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to: Nason Yeager Gerson Harris & Fumero, P.A., 3001 PGA Blvd., Suite 305, Palm Beach Gardens, Florida 33410, Attn: Brian Bernstein, Esq. BBernstein@nasonyeager.com by email and overnight delivery before the end of this seven-day period; and

(vii) the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement.

5

(c) Employer’s General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement and the Employee’s waiver and release of claims against the Released Parties and non-revocation of any portion of that release, and except as specifically provided below, the Employer irrevocably and unconditionally, fully and forever waives, releases, and discharges the Employee from any and all Claims that the Employer may have or has ever had against the Employee, arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Employer by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employer’s execution of this Agreement.

However, this general release and waiver of Claims excludes, and the Employer does not waive, release or discharge: (A) Claims that cannot be waived by law; (B) Claims arising after the Effective Date; (C) the Employer’s right to enforce this Agreement or the Transaction Agreement and the other agreements described in and related thereto; and (D) any Claims arising out of or related to intentional or willful misconduct, or fraudulent, unlawful or criminal actions or conduct by the Employee.

5. Effective Date. This Agreement shall not become effective until the eighth (8th) day after the Employee signs, without revoking, this Agreement (“Effective Date”).

6. Post-Termination Obligations and Restrictive Covenants.

(a) Acknowledgment

The Employee understands and acknowledges that by virtue of the Employee’s employment with the Employer Group, the Employee had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Employer Group, and benefitted from the Employer Group’s goodwill related to the business of the Employer Group other than the Divested Business (the “Retained Business”). The Employee understands and acknowledges that the Employer Group invested significant time and expense in developing the Confidential Information and goodwill related to the Retained Business.

The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Employer Group’s legitimate business interests in its Confidential Information and goodwill in the Retained Business and in the Employee’s unique, special, or extraordinary services. The Employee further understands and acknowledges that the Employer Group’s ability to reserve these for the exclusive knowledge and use of the Employer Group in the Retained Business is of great competitive importance and commercial value to the Employer Group and that the Employer Group would be irreparably harmed if the Employee violates the restrictive covenants below.

6

(b) Confidential Information

The Employee understands and acknowledges that during the course of employment with the Employer, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Employer Group and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties relating to the Retained Business (“Confidential Information”). The Employee further understands and acknowledges that this Confidential Information and the Employer’s ability to reserve it for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee may cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, algorithms, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists, of the Employer Group or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, in each case, relating to the Retained Business, or of any other person or entity that has entrusted information relating to the Retained Business to the Employer in confidence. For the avoidance of doubt, the term Confidential Information does not relate to or encompass any such information of the Divested Business, which shall become the property of Buyer after the closing of the transactions contemplated by the Transaction Agreement.

The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Employee understands and agrees that Confidential Information developed by the Employee in the course of the Employee’s employment by the Employer is subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is (i) related to the Divested Business or (ii) generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf.

7

(c) Disclosure and Use Restrictions.

(i) Employee Covenants. The Employee agrees and covenants:

(A) to treat all Confidential Information as strictly confidential;

(B) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer Group and, in any event, not to anyone outside of the direct employ of the Employer Group, except as otherwise permitted by this Agreement (see Permitted Disclosures below) or with the prior written consent of an authorized officer acting on behalf of the Employer Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and

(C) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Employer Group, except as otherwise permitted by this Agreement (see Permitted Disclosures below), by applicable law or with the prior written consent of an authorized officer acting on behalf of the Employer Group (and then, such disclosure shall be made only within the limits and to the extent of such law or consent).

The Employee understands and acknowledges that the Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue after the Employee’s employment by the Employer until the Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee’s behalf.

(ii) Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

Nothing in this Agreement prohibits or restricts the Employee (or Employee’s attorney) from initiating communications with, responding to an inquiry from, providing testimony before, or otherwise participating in any investigation or proceeding conducted by the Securities and Exchange Commission (SEC), any other self-regulatory organization, or any other federal or state regulatory authority regarding this Agreement or its underlying facts or circumstances or a possible securities law violation/any Government Agencies (as defined in Section 2(a)) without the need for permission from or notice to the Employer.

8

Nothing in this Agreement prohibits or restricts the Employee (or Employee’s attorney) from filing a charge or complaint with any Government Agencies (as defined in Section 2(a)).

Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Employee from discussing the terms and conditions of the Employee’s employment with co-workers or union representatives, exercising protected rights under Section 7 of the National Labor Relations Act (NLRA), or otherwise disclosing information as permitted by law.

Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Employee from using any information of the Divested Business.

(iii) Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(A) The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(B) If the Employee files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, the Employee may disclose the Employer’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

(d) Non-Competition

Because of the Employer Group’s legitimate business interest as described in this Agreement and the good and valuable consideration offered to the Employee, including, but not limited to, the Transaction Agreement for the five (5) years beginning on the Separation Date, the Employee agrees and covenants not to engage in any Competitive Activity anywhere in the world.

For purposes of this non-compete clause, “Competitive Activity” means to, directly or indirectly, in whole or in part, engage in, provide services to, or otherwise participate in, whether as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity, any entity engaged in a business that is competitive with the Retained Business. Without limiting the foregoing, Competitive Activity also includes activity that may require or inevitably require the Employee’s disclosure of Confidential Information. Notwithstanding the above, Competitive Activity shall not include the services rendered to and for the Divested Business.

Nothing in this Agreement prohibits the Employee from purchasing or owning less than one percent (1%) of the publicly traded securities of any corporation, provided that the Employee’s ownership represents a passive investment and that the Employee is not a controlling person of, or a member of a group that controls, the corporation.

9

(e) Non-Solicitation of Employees

The Employee understands and acknowledges that the Employer has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Employer. The Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee, consultant, sales representative, technician or engineer of the Employer Group or any person who has been, within the preceding six (6) months, an employee, consultant, sales representative, technician or engineer of the Employer Group for five (5) years. This non-solicitation provision explicitly covers all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message, and social media, including, but not limited to, Facebook, LinkedIn, Instagram, X (formerly Twitter), TikTok, and any other social media platform, whether or not in existence at the time of entering into this Agreement. Notwithstanding the above, Employee is permitted to solicit In-Scope Employees as defined and listed in the Transaction Agreement.

(f) Non-Solicitation of Customers and Vendors

The Employee understands and acknowledges that the Employer has expended and continues to expend significant time and expense in developing customer and vendor relationships, customer information, and goodwill, and that because of the Employee’s experience with and relationship to the Employer Group, the Employee has had access to and learned about much or all of the Employer Group’s customer information relating to the Retained Business (“Customer Information”). Customer Information includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to the Employer Group’s sales/services. Customer Information does not include any such information relating to customers of the Divested Business, including the Acquired Assets (as defined in the Transaction Agreement).

The Employee understands and acknowledges that: (i) the Employer Group’s relationships with its customers is of great competitive value; (ii) the Employer Group has invested and continues to invest substantial resources in developing and preserving its customer relationships and goodwill; and (iii) the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Employer Group.

The Employee agrees and covenants for the five (5) years beginning on the Separation Date, not to directly or indirectly solicit or attempt to solicit, contact (including but not limited to communications using email, regular mail, express mail, telephone, fax, instant message, social media, including but not limited to Facebook, LinkedIn, Instagram, X (formerly Twitter), TikTok, or any other social media platform, whether or not in existence at the time of entering into this agreement or any other oral, written, or electronic transmission), attempt to contact, or meet with the Employer Group’s current, former, or prospective customers for the purpose of offering or accepting goods or services competitive with the Retained Business and not to interfere with or affect the Employer Group’s business opportunities (including, but not limited to, encouraging any customer or prospective customer to cease doing business with the Employer Group or to deal with any competitor of Employer Group or in any way interfere with the business relationships of the Employer Group) with any of the customers or vendors with whom the Employer Group has done business with during the most recent two (2) years in connection with the Retained Business.

10

7. Cooperation. The Parties agree that certain matters in which the Employee has been involved during the Employee’s employment may need the Employee’s cooperation with the Employer Group in the future. Accordingly, to the extent reasonably requested by the Employer Group or its attorneys, the Employee shall cooperate with the Employer Group regarding matters arising out of or related to the Employee’s service to the Employer, including, but not limited to, in connection with any claim, litigation, or judicial or arbitral proceeding which is now pending or may hereinafter be brought against the Employer Group. Employee’s duty of cooperation shall include, but not be limited to (i) meeting with Employer Group attorneys by telephone or in person, at mutually convenient times and places, in order to state truthfully Employee’s knowledge of matters at issue and recollection of events; (ii) appearance by Employee as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully Employee’s knowledge of matters at issues; and (iii) signing, upon the request of Employer Group attorneys, declaration or affidavits that truthfully state matters of which Employee has knowledge. Notwithstanding the foregoing, nothing in this Paragraph 7 or otherwise in this Agreement shall obligate the Employee to (w) breach an obligation of confidentiality to a third party (unless required by law or court order), (x) breach a duty to a subsequent employer, (y) disclose any information that is subject to attorney-client privilege, work product doctrine or any other legal privilege (unless required by law or court order). The Employer Group shall reimburse Employee for Employee’s actual and reasonable travel and third party advisory expenses which have been approved by the Employer Group in writing in advance of Employee’s incurring them that Employee may incur in complying with Employee’s obligations pursuant to this Section. The Employer Group shall not require cooperation from Employee that imposes an unreasonable burden, expense or inconvenience to the Employee, taking into consideration the Employee’s location, availability and the nature of the requested assistance. The Company shall provide reasonable advance notice of any request for cooperation.

For the avoidance of doubt, this provision does not prevent the Employee from reporting possible securities law violations to the SEC or any other federal or state regulatory authority, filing unlawful labor practices (ULP) charges with the NLRB, or participating, assisting, or cooperating in ULP investigations.

8. Non-Disparagement. The Employee agrees and covenants that the Employee shall not make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning any of the Employer Group’s products or services. The Employee agrees and covenants that the Employee shall not make, publish, or communicate to any person or entity or in any public forum any maliciously false, defamatory, or disparaging remarks, comments, or statements concerning the Employer Group or its businesses, or any of its employees, officers, or directors and their existing and prospective customers, suppliers, investors, and other associated third parties, now or at any time in the future after the date of this Agreement.

This Section does not in any way restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, including the right to report possible securities law violations to the SEC, without notice to the Employer Group, and rights under the National Labor Relations Act (NLRA), including the right to file unlawful labor practice (ULP) charges or participate, assist, or cooperate in ULP investigations. This Section also does not prevent the Employee from complying with any applicable law or regulation or a valid order from a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

9. Confidentiality of Agreement. The Employee agrees and covenants that the Employee shall not disclose any of the negotiations of or terms of, or the consideration provided under this Agreement to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to the Employee’s spouse, domestic partner, attorney, tax advisors, or as may be required by law, court or other governmental agency.

Nothing in this Agreement in any way is intended to restrict or impede the Employee from disclosing information about possible securities law violations to the SEC, or exercising protected rights under the NLRA or other federal, state, or local laws to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

11

10. Remedies. In the event of a breach or threatened breach by the Employee of any provision of this Agreement, Employee hereby consents and agrees that money damages would not afford an adequate remedy and that Employer shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages , and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.

If the Employee fails to comply with any of the terms of this Agreement or post-employment obligations contained in it, the Employer may, in addition to any other available remedies, reclaim any amounts paid to the Employee under the provisions of this Agreement or the Transaction Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.

The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

11. Successors and Assigns.

(a) Assignment by the Employer.

The Employer may freely assign this Agreement at any time; provided that, following such assignment, the Employer shall remain liable for its obligations hereunder. This Agreement shall inure to the benefit of the Employer Group and its successors and assigns.

(b) No Assignment by the Employee.

The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.

12. Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of New York (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the state of New York, county of Suffolk. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

13. Entire Agreement. Unless specifically provided herein, this Agreement, together with the Transaction Agreement and the other documents described therein, contains all of the understandings and representations between Employer Group and Employee relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Employee’s existing Covenants contained within the Employment Agreement, including, but not limited to, those contained in Paragraph 9 of the Employment Agreement and all such obligations of Employee shall remain in full force and effect in addition to those contained in this Agreement.

12

In the event of any inconsistency between this Agreement and any other agreement between the Employee and the Employer Group, including, but not limited to, the Employment Agreement and the Transaction Agreement, the agreement that is more favorable to the Employer Group (to be decided at the discretion of the Employer Group) shall control.

14. Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by an authorized representative of the Employer Group. No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

15. Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.

The Parties further agree that any such court is expressly authorized to modify any such invalid, illegal, or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court shall be binding on and enforceable against each of them.

16. Interpretation. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

17. Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

18. No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer Group of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

13

19. Notices. All notices under this Agreement must be given in writing by email at the addresses indicated in this Agreement or any other address designated in writing by either Party after the date hereof. When providing written notice to Employer Group, a copy must be provided to Employer’s Chief Financial Officer and attorneys at the addresses below.

Notice to Employer Group:

Forward Industries, Inc.

700 Veterans Memorial Hwy, Suite 100

Hauppauge, New York 11788

Email: **********

Attn.: Kathleen Weisberg, Chief Financial Officer

and

Nason Yeager Gerson Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

Email: **********

Attn.: Brian Bernstein, Esq.

Notice to the Employee:

Terence Wise

34 Eaton Mews North

London SW1X 8AS

U.K

Email: **********

With a copy (which shall not constitute notice) to:

Thompson LLP

75 Broad Street, Suite 2120

New York, New York 10004

Email: **********

Attn.: Ben Thompson, Esq.

20. Tolling. If the Employee violates any of the post-termination obligations in this Agreement, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.

14

21. Attorneys’ Fees and Costs. The prevailing party will be entitled to recover from the other party for all reasonable attorneys’ fees and costs incurred in the course of enforcing the terms of this Agreement, including the post-termination obligations articulated or referenced in it.

22. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer Group makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer Group be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

23. Notice of Post-Termination Obligations. When the Employee’s employment with the Employer terminates, the Employee agrees to notify any subsequent employer of the restrictive covenants contained or referenced in this Agreement. In addition, the Employee authorizes the Employer Group to provide a copy of the restrictive covenants contained or referenced in this Agreement to third parties, including but not limited to, the Employee’s subsequent, anticipated, or possible future employer.

24. Sufficiency of Consideration. Employee acknowledges and agrees that the obligations of the Released Parties pursuant to the Transaction Agreement and the covenants contained therein provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Agreement.

25. Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER GROUP FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

[signature page follows]

15

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

Forward Industries, Inc.

By_____________________ Name: Kathleen Weisberg Title: Chief Financial Officer

Signature:____________________________ Print Name: Terence Wise

16